                                                                               .
                                                                               .
                                                                               .
COUSINS PROPERTIES INCORPORATED                                     EXHIBIT 12.1
STATEMENT REGARDING COMPUTATION OF EARNINGS TO FIXED CHARGES

                                                            Three Months
                                                                Ended
                                                              3/31/2003     2002        2001         2000        1999         1998
                                                            ------------   -------     -------     --------    --------     -------
Earnings:

    Pre-tax income from continuing operations,
      adjusted for equity investees and minority interests     $29,182     $49,889     $65,338     $ 59,963    $ 66,807     $69,013

    Amortization of capitalized interest                           350       1,084       1,042        1,040         192         138
    Fixed charges                                               11,500      44,067      37,932       29,218      17,032      19,314
    Capitalized interest                                        (1,567)     (5,934)     (9,712)     (15,285)    (16,155)     (7,470)
                                                               -------     -------     -------     --------    --------     -------

    Earnings                                                   $39,465     $89,106     $94,600     $ 74,936    $ 67,876     $80,995
                                                               =======     =======     =======     ========    ========     =======
Fixed charges:

    Interest expense                                           $ 9,789     $37,423     $27,610     $ 13,596    $    600     $11,558
    Capitalized interest                                         1,567       5,934       9,712       15,285      16,155       7,470
    Interest component of rental expense (30%)                     144         710         610          337         277         286
                                                               -------     -------     -------     --------    --------     -------

    Fixed charges                                              $11,500     $44,067     $37,932     $ 29,218    $ 17,032     $19,314
                                                               =======     =======     =======     ========    ========     =======

RATIO OF EARNINGS TO FIXED CHARGES                                3.43        2.02        2.49         2.56        3.99        4.19
                                                               =======     =======     =======     ========    ========     =======